UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

On March 18, 2010, Bioanalytical Systems Inc. (the “Company”) held its annual meeting of shareholders at its corporate offices located at 2701 Kent Avenue, West Lafayette, IN 47906.

The directors listed below were elected to hold office until the annual meeting of shareholders to be held in 2013 and until their successors are elected and qualified.  In addition, the shareholders ratified the selection of Crowe Horwath, LLP as the Company’s independent registered accountants for fiscal 2010.  A total of 2,867,206 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy.

The vote on the election of two directors to serve until the annual meeting of shareholders to be held in 2013 or until their successors are duly elected and qualified was as follows:

	Votes Cast
	For	Withheld	Broker Non-Vote

Larry S. Boulet	1,089,125	264,700	1,513,381

A. Charlene Sullivan, Ph.D.	1,281,244	72,581	1,513,381

The vote on the ratification of the appointment of Crowe Horwath, LLP as our independent registered accountants for fiscal 2010 was as follows:

Votes Cast
For	Against	Abstain	Broker Non-Vote

2,807,537	7,615	52,054	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: March 24, 2010	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Administration, Chief
Financial Officer and Treasurer